EXHIBIT 99.01

WOODHEAD INDUSTRIES REPORTS FISCAL FOURTH QUARTER AND FULL YEAR RESULTS INCOME FROM OPERATIONS UP 18.2% FOR QUARTER AND 17.3% FOR FULL YEAR

DEERFIELD, IL - November 18, 2005 -- Woodhead Industries, Inc., (NASDAQ: WDHD) today announced financial results for its fiscal fourth quarter and full year ended October 1, 2005. It is important to note that as a result of the Company being on a statistical calendar, the 2005 fiscal fourth quarter had one less week of operations than the same period in 2004. This has reduced all reported revenue comparisons shown below by 7.7 points for the quarter and 2.0 points for the year. Highlights for the 2005 fourth quarter and fiscal year include:

Revenue increased 6.6% for the year.
North American Connectivity sales improved 15.5% for the quarter, and 17.2% for the year. Income from operations increased 18.2% for the quarter, and 17.3% for the year.

Philippe Lemaitre, Woodhead Industries' Chairman and Chief Executive Officer, commented, "Our North American Connectivity business continues to benefit from the growth initiatives implemented in 2004. Connectivity revenues from this region were robust during the fourth quarter, climbing 16% year over year. Unfortunately, this strong performance was partially offset by lower revenue from our European markets, which declined 17%. This weakness was most pronounced in Italy and the U.K., which continue to be affected by challenging economic conditions. However, end-market demand for our products has begun to increase in Europe, and we expect top-line growth to improve during fiscal 2006."

Fourth Quarter Results

Revenues for the 2005 fiscal fourth quarter totaled $53.0 million, equal to the same period last year. Income from operations was $3.4 million, up $0.5 million from the fourth quarter of 2004. Net income totaled $2.7 million, or $0.22 a share for the quarter, compared to net income of $3.4 million and $0.28 a share for the same period in 2004. Non-operating items (primarily foreign exchange gains and tax rates) totaled $0.06 per share in the 2005 fourth quarter, compared to $0.16 per share for the same period last year. Income from operations grew 18.2% year over year after absorbing $1.1 million, or $0.06 per share, of costs related to Sarbanes-Oxley (SOX).

In the Connectivity segment, fourth quarter sales were $39.7 million, flat with that reported in the 2004 fourth quarter. Income from operations totaled $3.6 million, up $1.6 million or 77%, from $2.0 million for the same period last year due to lower operating expenses and improved gross margins.

Revenue in the Electrical segment totaled $13.4 million, equal to the same period last year. Income from operations was $1.2 million, down $0.3 million from $1.5 million in the same period last year. The decline in operating margin is primarily the result of higher LIFO costs and product mix.

Fiscal 2005 Results

Revenues for the 2005 fiscal year were $215.0 million, an increase of 6.6% compared to $201.7 million in 2004. Income from operations increased to $11.6 million, up 17.3% from $9.9 million in 2004. Net income was $8.4 million, or $0.68 per share, compared to $8.0 million, or $0.66 per share for the 2004 fiscal year. Non-operating items (primarily product line divestitures, foreign exchange gains, and tax rates) totaled $0.16 per share in 2005, compared to $0.26 in 2004. Additionally, 2005 full year SOX costs were an incremental $2.4 million, or $0.13 per share.

Connectivity Segment sales were $162.3 million in fiscal 2005 versus $147.0 million in 2004, an increase of 10.4%. Income from operations was $9.7 million, more than doubling the $4.6 million realized last year due to the higher revenue, better plant utilization and improved margins.

Electrical Segment sales in fiscal 2005 were $52.7 million, compared to sales of $54.7 million for the 2004 fiscal year, representing a decrease of 3.6%. Income from operations was $4.8 million in 2005, compared to $6.6 million in 2004. Sales for this segment were lower on a year-over-year basis primarily because of several large, non-recurring government shipments, worth $3.1 million, that occurred in the second and third quarters of 2004. Margins were affected primarily by product mix and operational issues that occurred during the 2005 first quarter. While substantial progress was made on these issues over the course of the year, their impact adversely affected full year results.

Outlook

Philippe Lemaitre explained, "As we begin our 2006 fiscal year, we expect our North American operations to continue producing robust growth. However, our overall growth rate will be tempered slightly by the expected persistence of near-term weakness in Europe. As a result, we are currently forecasting revenue growth of 8 to 10% for the 2006 fiscal year. However, we expect improved margin performance to drive earnings growth at a meaningfully higher rate."

Lemaitre added, "We expect first half revenue to be $113 to $115 million, and earnings per share between $0.42 and $0.45. For the second half of our 2006 fiscal year, we expect revenue of $118 to $120 million, and earnings per share between $0.47 and $0.50. The first half estimate includes $0.07 per share of profit associated with a recently announced legal settlement. The full year estimate also includes $0.04 per share of incremental cost related to stock award expensing."

This press release contains statements that are forward-looking. These statements are based on current expectations that are subject to risks and uncertainties. In particular, such risks include future actions, prospective products, future performance or results of current or anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, general economic and business conditions, competition, and other issues discussed in our Form 10-K and other SEC filings.

Conference Call

Woodhead Industries, Inc., will host a conference call today, November 18, 2005, at 11:00 AM Eastern Time to discuss performance and financial results for the fiscal fourth quarter and full year. To access a live internet webcast of the conference call, visit the Company's website at www.woodhead.com and select the webcast icon. The dial-in phone number is 800-500-3792 or 719-457-2734. The Access code is 9429215. A replay of the conference call will be archived and available on the Company's website following the live event.

About Woodhead Industries, Inc.

Woodhead Industries (NASDAQ: WDHD) develops, manufactures and markets network and electrical infrastructure products engineered for performance in harsh, demanding, and hazardous industrial environments. Woodhead is known in the global industrial market by its recognized brands which include Brad Harrison(R), BradPower(TM), BradControl(TM), SST(TM), Daniel Woodhead(R), mPm(R), applicom(R), Aero-Motive(R) and RJ-Lnxx(R). Our expertise extends from mechanical, electrical, and electronics to communication software products and technologies. Woodhead operates from 21 locations in 10 countries spanning North America, Europe and Asia/Pacific.

For further information, contact: Robert Fisher, Vice President, Finance and CFO, 847-317-2400, e-mail: rfisher@woodhead.com.


[Tables to Follow]

WOODHEAD INDUSTRIES, INC.  CONSOLIDATED BALANCE SHEET
(Amounts in thousands)

                                                                                 ---------------------------
ASSETS                                                                             10/1/2005    10/2/2004
                                                                                 ---------------------------
CURRENT ASSETS
   Cash and short-term investments                                                    $ 13,887     $ 16,709
   Accounts receivable                                                                  39,040       35,759
   Inventories                                                                          21,173       19,106
   Prepaid expenses                                                                      5,785        4,948
   Refundable income taxes                                                               2,097        2,863
   Deferred income taxes                                                                 2,164        3,043
------------------------------------------------------------------------------------------------------------
   TOTAL CURRENT ASSETS                                                                 84,146       82,428

 Property, plant and equipment, net                                                     54,758       58,289
 Goodwill, net                                                                          35,730       36,769
 Deferred income taxes                                                                   2,746        2,427
 Other Assets                                                                            1,000        1,151
------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                         $ 178,380    $ 181,064
------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current Liabilities
   Accounts payable                                                                   $ 11,080      $ 9,423
   Accrued expenses                                                                     11,531       13,245
   Income taxes payable                                                                  1,053        1,272
  Current portion of long-term debt                                                      5,700        5,700
------------------------------------------------------------------------------------------------------------
 TOTAL CURRENT LIABILITIES                                                              29,364       29,640

 Long-term debt                                                                         19,500       25,200
 Deferred income taxes                                                                   4,698        4,451
 Other liabilities                                                                       4,139        4,339
------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                                                      57,701       63,630

 STOCKHOLDERS' INVESTMENT:
   Common stock at par (shares issued: 12,260 at 10/1/05, 12,147 at 10/2/04)            12,260       12,147
   Additional paid-in capital                                                           21,596       20,236
   Deferred stock compensation                                                            (397)        (552)
   Accumulated other comprehensive income                                                4,726        6,602
   Retained earnings                                                                    82,494       79,001
------------------------------------------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' INVESTMENT                                                   120,679      117,434
------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT                                      $ 178,380    $ 181,064
------------------------------------------------------------------------------------------------------------

WOODHEAD INDUSTRIES, INC. CONSOLIDATED INCOME STATEMENT
(Amounts in thousands, except per share data)

                                                 QUARTER ENDED:                        TWELVE MONTHS ENDED
                                            -------------------------  ------------  ------------------------   ------------
                                             10/1/2005   10/2/2004      % CHANGE      10/1/2005   10/2/2004      % CHANGE
                                            -------------------------  ------------  ------------------------   ------------
NET SALES                                      $ 53,009     $ 53,097         (0.2%)     $215,036    $201,735           6.6%
  Cost of Sales                                  32,887       33,077         (0.6%)      135,400     125,665           7.7%
                                            -------------------------                ------------------------
GROSS PROFIT                                     20,122       20,020          0.5%        79,636      76,070           4.7%
  % of Net Sales                                  38.0%        37.7%                       37.0%       37.7%
OPERATING EXPENSES                               16,746       17,275         (3.1%)       68,036      65,088           4.5%
RESTRUCTURING AND OTHER RELATED CHARGES               -         (112)                          -       1,093
                                            -------------------------                ------------------------
TOTAL OPERATING EXPENSE                          16,746       17,163         (2.4%)       68,036      66,181           2.8%
  % of Net Sales                                  31.6%        32.3%                       31.6%       32.8%
INCOME FROM OPERATIONS                            3,376        2,857         18.2%        11,600       9,889          17.3%
                                            -------------------------                ------------------------
  % of Net Sales                                   6.4%         5.4%                        5.4%        4.9%
OTHER EXPENSES
  Interest Expense                                  208          571        (63.6%)        1,644       2,337         (29.7%)
  Other (Income)/Expenses, Net                     (313)      (1,283)                     (1,421)     (2,304)
                                            -------------------------                ------------------------
OTHER (INCOME) / EXPENSES                          (105)        (712)                        223          33
INCOME BEFORE TAXES                               3,481        3,569         (2.5%)       11,377       9,856          15.4%
  % of Net Sales                                   6.6%         6.7%                        5.3%        4.9%
PROVISION FOR INCOME TAXES                          811          155        423.2%         2,991       1,818          64.5%
                                            -------------------------                ------------------------
NET INCOME                                      $ 2,670      $ 3,414        (21.8%)      $ 8,386     $ 8,038           4.3%
  % of Net Sales                                   5.0%         6.4%                        3.9%        4.0%
                                            =========================                ========================

EARNINGS PER SHARE
  Diluted                                        $ 0.22       $ 0.28        (21.4%)       $ 0.68      $ 0.66           3.0%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
  Diluted                                        12,309       12,205          0.9%        12,266      12,202           0.5%
                                            =========================                ========================
DIVIDENDS PER SHARE                              $ 0.10       $ 0.10          0.0%        $ 0.40      $ 0.40           0.0%
                                            =========================                ========================



SEGMENT DATA                                     QUARTER ENDED:                        TWELVE MONTHS ENDED
                                            -------------------------  ------------  ------------------------   ------------
                                             10/1/2005   10/2/2004      % CHANGE      10/1/2005   10/2/2004      % CHANGE
                                            -------------------------  ------------  ------------------------   ------------
NET SALES
CONNECTIVITY                                   $ 39,658     $ 39,693         (0.1%)     $162,291    $147,036          10.4%
ELECTRICAL                                       13,351       13,404         (0.4%)       52,745      54,699          (3.6%)
                                            -------------------------                ------------------------
TOTAL                                          $ 53,009     $ 53,097         (0.2%)     $215,036    $201,735           6.6%
                                            =========================                ========================

INCOME FROM OPERATIONS
CONNECTIVITY                                    $ 3,557      $ 2,007         77.2%       $ 9,696     $ 4,575         111.9%
ELECTRICAL                                        1,168        1,524        (23.4%)        4,812       6,551         (26.5%)
CORPORATE AND OTHER                              (1,349)        (674)                     (2,908)     (1,237)
                                            -------------------------                ------------------------
TOTAL                                           $ 3,376      $ 2,857         18.2%      $ 11,600     $ 9,889          17.3%
                                            =========================                ========================